Exhibit 99.1

Verastem Oncology Announces Strategic Transition Plan to Accelerate Next Phase of Growth

John Johnson, current board member, appointed to chairman of the board

Michael Kauffman, MD, PhD, lead director since 2016, appointed to president of development

Commercial launch progresses as RAMP 301 Phase 3 confirmatory trial in recurrent LGSOC completes additional patient enrollment; topline data anticipated in mid-2027

BOSTON--(BUSINESS WIRE)—Dec. 15, 2025-- Verastem Oncology (Nasdaq: VSTM), a biopharmaceutical company committed to advancing new medicines for patients with RAS/MAPK pathway-driven cancers, today announced strategic leadership changes to accelerate its next phase of growth. Michael Kauffman, M.D., Ph.D., currently lead director of the Board, has been appointed as the president of development and will join the Company’s executive leadership team, while John Johnson, a board member since 2020, has been appointed as chairman of the board of directors succeeding Dr. Kauffman. Dr. Kauffman will remain on the Board but will no longer serve as lead director, or on the audit committee, or compensation committee of the Board upon transition to his new role. As part of these changes, Matthew Ros, chief operating officer, will be departing from the organization as the Company streamlines its operational structure and transitions his responsibilities across the executive team.

“2025 has been a year of significant accomplishments where we advanced key clinical trials and launched an important new treatment for people living with a specific type of LGSOC, a rare ovarian cancer that is persistent and highly recurrent. We expect to enter 2026 from a position of strength and in that regard, I’m pleased to announce that John will assume the position of Chairman of the Board and bring his decades of corporate strategy and oncology commercialization to the role,” said Dan Paterson, president and chief executive officer of Verastem Oncology. “The appointment of Michael as President of Development not only brings in a depth of experience in advancing novel agents from early development all the way through successful commercial launch, but also underscores our commitment to our R&D program and specifically the importance of VS-7375, and the anticipated positive impact we believe this potential best-in-class treatment may have on patients around the world.”

Mr. Paterson added, “We thank Matt for his contributions to the initial success of the commercial launch of AVMAPKI FAKZYNJA CO-PACK and establishing a strong organizational foundation this year.”

“I am honored to continue the leadership Michael has established over the past decade as Lead Director. Verastem is at a pivotal moment with the initial successful launch of AVMAPKI FAKZYNJA CO-PACK, which has provided a benefit to women where previously there were no FDA-approved treatments specifically for their disease. I look forward to working closely with Dan, Michael, and the rest of the Board to support the Company’s commercial and clinical development plans,” said John Johnson, chairman of the board.

“After more than a decade on the Board, I am thrilled to join the executive team and dedicate myself full time to what I believe is a once-in-a-lifetime opportunity with VS-7375,” said Michael Kauffman, M.D., Ph.D. “This potential best-in-class KRAS G12D dual ON/OFF inhibitor could transform outcomes for patients with currently limited options, and I am excited to bring my scientific expertise and proven track record of successful drug development and commercialization to the organization at this critical time.”

RAMP 301

The Company also announced today that it has completed the additional patient enrollment for RAMP 301, its international Phase 3 confirmatory trial in recurrent LGSOC. Following a pre-planned interim analysis (IA), the Independent Data Monitoring Committee recommended a modest one-time increase of 29 patients across KRAS mutation status, based on the total enrollment achieved in October. The Company remains blinded to the IA results.

RAMP 301 is evaluating the combination of avutometinib plus defactinib versus standard chemotherapy for patients with recurrent LGSOC with and without a KRAS mutation. The trial will serve as a confirmatory study for the initial indication and has the potential to expand the indication regardless of KRAS mutation status. The Company expects to report a topline read-out of the primary endpoint in mid-2027.

Biographies for John Johnson and Michael Kauffman, M.D., Ph.D.

John Johnson

John Johnson is a recognized biopharma executive leader in the industry with more than three decades of experience across corporate strategy, operations, investing, clinical development, and oncology drug commercialization. He most recently served as Executive Chairman at Applied Therapeutics, a company focused on developing transformative treatments for rare disease. Mr. Johnson also previously was the Chief Executive Officer of Reaction Biology, a global Contract Research Organization. Prior to that he was the Chief Executive Officer of Stonebridge Biopharma prior to its merger with Xeris Biopharma. Mr. Johnson has held executive management roles at leading global corporations, including Johnson & Johnson, where he spent the majority of his career and served as the Company Group Chairman of Biopharmaceuticals within Johnson & Johnson. He was responsible for Johnson & Johnson Biotechnology, Immunology, and Oncology commercial businesses. Mr. Johnson also served as President of Eli Lilly & Company’s Worldwide Oncology unit, following the company’s 2008 acquisition of Imclone Systems, Inc., where he served as Chief Executive Officer and a member of Imclone’s Board of Directors.

Mr. Johnson has served on 19 boards and presently serves on the boards of Reaction Biology, Axogen (AXGN), Xeris Pharmaceuticals (XERS), and Verastem Oncology (VSTM). He served on two private equity backed company boards through successful exits. He has also served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA) and as a member of the Health Section Governing Board of Biotechnology Industry Organization (BIO).

Michael Kauffman, M.D., Ph.D.

As a Lead Director of Verastem’s Board of Directors since June 2016, Dr. Kauffman has a deep understanding of the Company’s strategy, clinical development plans, and operations. Previously, Dr. Kauffman served as the Chief Executive Officer of Nereid Therapeutics. He was co-founder and Chief Executive Officer of Karyopharm, where he guided that company’s transition from a discovery stage biotechnology company to a commercial stage organization and the global approvals of XPOVIO®. Prior to joining Karyopharm, Dr. Kauffman was Chief Medical Officer of Onyx Pharma, where he led the development of Kyprolis® following the Onyx acquisition of Proteolix , where he served as board member and then Chief Medical Officer. Previously, Dr. Kauffman was President and Chief Executive Officer of EPIX Pharmaceuticals (previously Predix Pharmaceuticals.). Before that, he was the leader of the Velcade® development program at Millennium Pharmaceuticals. He also held a number of senior positions at Millennium Predictive Medicine and Biogen.

Dr. Kauffman received his M.D. and Ph.D. from Johns Hopkins Medical School, trained in Internal Medicine at Beth Israel (Deaconess) Medical Center and in Rheumatology at Massachusetts General Hospital, and is board certified in Internal Medicine.

About AVMAPKI and FAKZYNJA Combination Therapy

AVMAPKI (avutometinib) inhibits MEK kinase activity while also blocking the compensatory reactivation of MEK by upstream RAF. RAF and MEK proteins are regulators of the RAS/RAF/MEK/ERK (MAPK) pathway. Blocking RAF and/or MEK activates FAK, a key mediator of drug resistance. FAKZYNJA (defactinib) is a FAK inhibitor and together, the avutometinib and defactinib combination was designed to provide a more complete blockade of the signaling that drives the growth and drug resistance of RAS/MAPK pathway-dependent tumors.

The U.S. Food and Drug Administration (FDA) approved AVMAPKI™ FAKZYNJA™ CO-PACK (avutometinib capsules; defactinib tablets) for the treatment of adult patients with KRAS-mutated recurrent LGSOC who have received prior systemic therapy on May 8, 2025. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. Verastem is conducting RAMP 301 (GOG-3097/ENGOT-ov81/GTG-UK) (NCT06072781), an international Phase 3 confirmatory trial evaluating the combination of avutometinib and defactinib versus standard chemotherapy or hormonal therapy for the treatment of recurrent low-grade serous ovarian cancer (LGSOC) with and without a KRAS mutation. Verastem is also evaluating avutometinib plus defactinib with standard-of-care chemotherapy as a potential treatment in the first line for patients with advanced pancreatic cancer (RAMP 205; NCT05669482) and advanced KRAS G12C mutant non-small cell lung cancer (RAMP 203; NCT05074810). Avutometinib and defactinib are not approved by the FDA or any other regulatory authority, either in combination or with other therapies, for any of these investigative uses. Neither avutometinib nor defactinib are approved by the FDA or any other regulatory authority on a stand-alone basis for any use.

AVMAPKI FAKZYNJA CO-PACK U.S. Indication

Indication

AVMAPKI FAKZYNJA CO-PACK is indicated for the treatment of adult patients with KRAS-mutated recurrent low-grade serous ovarian cancer (LGSOC) who have received prior systemic therapy.

This indication is approved under accelerated approval based on tumor response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.

Important Safety Information

Warnings and Precautions

•	Ocular Toxicities: Ocular toxicities, including visual impairment and vitreoretinal disorders, occurred. Perform comprehensive ophthalmic evaluation at baseline, prior to cycle 2, every three cycles thereafter, and as clinically indicated. Withhold AVMAPKI FAKZYNJA CO-PACK for ocular toxicities until improvement at the same or reduced dose. Permanently discontinue AVMAPKI FAKZYNJA CO-PACK for any grade 4 toxicity.

•	Serious Skin Toxicities: Skin toxicities, including photosensitivity and severe cutaneous adverse reactions (SCARSs) occurred. Adhere to concomitant medications. Monitor for skin toxicities and interrupt, reduce or permanently discontinue AVMAPKI FAKZYNJA CO-PACK based on severity, tolerability and duration.

•	Hepatotoxicity: Monitor liver function tests prior to each cycle, on day 15 of the first 4 cycles, and as clinically indicated. Withhold, reduce or discontinue AVMAPKI FAKZYNJA CO-PACK based on severity and persistence of abnormality.

•	Rhabdomyolysis: Monitor creatine phosphokinase prior to the start of each cycle, on day 15 of the first four cycles, and as clinically indicated. If increased CPK occurs, evaluate patients for rhabdomyolysis or other causes. Withhold, reduce or permanently discontinue AVMAPKI FAKZYNJA CO-PACK based on severity and duration of the adverse reaction.

•	Embryo-Fetal Toxicity: AVMAPKI FAKZYNJA CO-PACK can cause fetal harm. Advise patients of the potential risk to a fetus and to use effective contraception.

Adverse Reactions

The most common (≥ 25%) adverse reactions, including laboratory abnormalities, were increased creatine phosphokinase, nausea, fatigue, increased aspartate aminotransferase, rash, diarrhea, musculoskeletal pain, edema, decreased hemoglobin, increased alanine aminotransferase, vomiting, increased blood bilirubin, increased triglycerides, decreased lymphocyte count, abdominal pain, dyspepsia, dermatitis acneiform, vitreoretinal disorders, increased alkaline phosphatase, stomatitis, pruritus, visual impairment, decreased platelet count, constipation, dry skin, dyspnea, cough, urinary tract infection, and decreased neutrophil count.

Drug Interactions

•	Strong and moderate CYP3A4 inhibitors: Avoid concomitant use with AVMAPKI FAKZYNJA CO-PACK.

•	Strong and moderate CYP3A4 inducers: Avoid concomitant use with AVMAPKI FAKZYNJA CO-PACK.

•	Warfarin: Avoid concomitant use of AVMAPKI FAKZYNJA CO-PACK with warfarin and use an alternative to warfarin.

•	Gastric acid reducing agents: Avoid concomitant use of AVMAPKI FAKZYNJA CO-PACK with proton pump inhibitors (PPIs) or H2 receptor antagonists. If use of an acid-reducing agent cannot be avoided, administer FAKZYNJA 2 hours before or 2 hours after the administration of a locally acting antacid.

Use in Specific Populations

•	Lactation: Advise not to breastfeed.

•	Fertility: May impair fertility in males and females.

Click here for full Prescribing Information.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a biopharmaceutical company committed to developing and commercializing new medicines to improve the lives of patients diagnosed with RAS/MAPK pathway-driven cancers. Verastem markets AVMAPKI™ FAKZYNJA™ CO-PACK in the U.S. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition, FAK inhibition, and KRAS G12D inhibition. For more information, please visit www.verastem.com and follow us on LinkedIn.

Forward-Looking Statements Notice

Certain of the statements made in this press release, including those relating to Verastem Oncology’s programs and product candidates, strategy, future plans and prospects, including statements related to the adoption of AVMAPKI FAKZYNJA CO-PACK, the conduct of the Phase 3 confirmatory trial for RAMP 301, the timing of commencing and completing trials and compiling data, the expected timing of the presentation of data by the Company and the potential clinical value of various of the Company’s product candidates, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation: that there may not be broad adoption of AVMAPKI FAKZYNJA CO-PACK; the uncertainties inherent in research and development, such as the possibility of negative or unexpected results of clinical trials; that the development and commercialization of our product candidates may take longer or cost more than planned, including as a result of conducting additional studies or our decisions regarding execution of such commercialization; that data may not be available when expected; the risk that our preliminary and interim data may not be representative of more mature data; uncertainties related to the recent change in the U.S. presidential administration, including regulatory and policy changes that may adversely affect our business; risks associated with the current administration’s reductions to the FDA’s workforce and any subsequent reductions that may lead to disruptions and delays in the FDA’s review and oversight of our product candidates and impact the FDA’s ability to provide timely feedback on our development programs; and that our product candidates may not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients. . As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Other risks and uncertainties, including those identified under the heading “Risk Factors” as detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC) on March 20, 2025, as well as the other information we file with the SEC, may possibly be realized. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For Investor and Media Inquiries:

Julissa Viana
Vice President, Corporate Communications,
Investor Relations & Patient Advocacy
investors@verastem.com or
media@verastem.com